Exhibit 99.1

Date: April 5, 2007

CITICORP BANKING CORPORATION

By:  /s/ William H. Wolf
Name:  William H. Wolf
Title:  Senior Vice President

COURT SQUARE CAPITAL LIMITED

By:  /s/ William A. Arnold
Name:  William A. Arnold
Title:  Authorized Signatory

CITIGROUP VENTURE CAPITAL GP HOLDINGS, LTD.

By:  /s/ William A. Arnold
Name:  William A. Arnold
Title:  Authorized Signatory

CVC PARTNERS, LLC

By:  Citicorp Venture Capital GP Holdings, Ltd.
Title:  Managing Member of CVC Partners, LLC
By:  /s/ William A. Arnold
Name:  William A. Arnold
Title:  Authorized Signatory

CITIGROUP VENTURE CAPITAL EQUITY PARTNERS, L.P.

By:  CVC Partners, LLC
Title: General Partner of Citigroup Venture Capital Equity Partners, L.P.
By:  Citigroup Venture Capital GP Holdings, Ltd.
Title: Managing Member of CVC Partners, LLC
By:  /s/ William A. Arnold
Name:  William A. Arnold
Title:  Authorized Signatory